UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016
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FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
______________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2016, Fibrocell Science, Inc. (the “Company”) consummated its previously announced private placement offering (the “Offering”) to institutional and accredited investors (each an “Investor” and collectively, the “Investors”) of convertible debt securities, evidenced by convertible promissory notes (each, a “Note” and collectively, the “Notes”) and warrants (each a “Warrant” and collectively, the “Warrants”) to purchase the Company’s common stock, par value $0.001 per share (“Common Stock”).

At the closing, the Company issued an aggregate of $18,087,500 principal amount of Notes and accompanying Warrants to purchase an aggregate of 18,087,500 shares of common stock, on the terms and conditions as set forth in that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants by and among the Company and the other signatories thereto (the “Purchase Agreement”). Pursuant to the terms of the Purchase Agreement, the Company is permitted to sell up to an additional $6,912,500 principal amount of Notes and accompanying Warrants in the Offering.

The Notes bear interest at four percent (4%) per annum. Interest is earned daily and compounded quarterly and, at the election of the Company at the beginning of each quarter, shall accrue or be paid in cash. If the Company elects to have interest accrue, such interest will not be added to the principal amount of the Notes but such interest shall be subject to additional interest at the rate of four percent (4%) per annum, compounded quarterly, and shall be due and payable upon the earliest of the conversion of the Notes, exercise of the Put Right, exercise of the Prepayment Right or the Maturity Date (in each case, as defined below). Additionally, if the Company elects for interest to accrue, then (i) the Company may elect to repay any such accrued and unpaid interest in cash at any time and from time to time and (ii) each Investor may elect to have the Company repay any such accrued and unpaid interest by delivering such number of shares of Common Stock equal to (x) the amount of the accrued and unpaid interest to be repaid, divided by (y) the greater of (i) the last closing bid price of a share of Common Stock as reported on the NASDAQ Capital Market (“NASDAQ”) on the date of such election and (ii) the Conversion Price (as defined below).

All unpaid principal of each Investor’s Note is convertible, at any time and from time to time, at the option of such Investor into shares of Common Stock at the greater of (x) $1.13625 and (y) the last closing bid price of a share of Common Stock as reported on NASDAQ at the time of such Investor’s execution of the Purchase Agreement, plus $0.12625 (as subject to adjustment, the “Conversion Price”).

The Notes have a maturity date of the earlier of (i) September 7, 2026 and (ii) one-hundred and eighty (180) days after the date on which the Company’s product candidate, FCX-007, is approved by the United States Food and Drug Administration for the treatment of recessive dystrophic epidermolysis bullosa (the “Maturity Date”). Each Investor has the right to require the Company to repay all or any portion of the unpaid principal and accrued and unpaid interest from time to time on or after September 7, 2021 (such right, a “Put Right”). Such Put Right must be exercised by such Investor by delivering written notice to the Company no later than one-hundred and eighty (180) days prior to such exercise date of such Put Right. In addition, upon consummation of a specified change of control transaction, each Investor may elect to accelerate the repayment of all unpaid principal and accrued interest under such Investor’s Note. If an Investor does not elect to have the Company prepay its Note upon such change of control transaction, then the Company may prepay the Notes, in an amount equal to one hundred one percent (101%) of the outstanding principal due under the Notes (together with accrued and unpaid interest due thereon) (the “Prepayment Right”).

The Notes also contain customary prohibitions on certain Company payments, the incurrence of certain senior and pari passu debt, certain affiliate transactions and the incurrence of certain liens. These prohibitions will generally terminate thirty (30) days following the date in which the Investors are eligible to exercise their Put Right. Upon an event of default (as specified in the Notes), the base interest rate (excluding any additional interest) for the Notes shall be twelve percent (12%) per annum. In addition, the Company shall indemnify the Investors from certain specified claims and losses and reimburse the lead investor for certain expenses in connection with the Offering.

The Warrants for each Investor have an exercise price per one share of Common Stock equal to the greater of (i) $1.50 and (ii) the last closing bid price of a share of Common Stock as reported on NASDAQ at the time of such Investor’s execution of the Purchase Agreement. Each Warrant is exercisable during the period beginning on March 8, 2017 and ending on September 7, 2021. In the event of a specified change of control transaction, the Company or any successor entity is required to purchase at a holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of such change of control transaction, such holder’s Warrants for cash in an amount equal to the value of the unexercised portion of such holder’s Warrants, determined in accordance with the Black-Scholes option pricing model as specified in the Purchase Agreement and the Warrants.

The Conversion Price of the Notes, the exercise price of the Warrants and the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants are each subject to adjustment upon certain corporate events, including stock dividends, stock splits and distributions of cash or other assets to the Company’s stockholders.

The securities issued in the Offering as described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and sales were made pursuant to the exemptions from registration provided by Rule 506(c) of Regulation D (“Reg. D”) promulgated under the Securities Act because, among other things, the Investors are “accredited investors” (as defined under Reg. D), the Investors purchased the securities for investment purposes only and not for resale and the Company took appropriate measures to restrict the transfer of the securities sold and verify the accredited investor status of the Investors.

In connection with the closing of the Offering, and on the terms and conditions set forth in the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company will register under the Securities Act for resale shares of Common Stock issuable upon the conversion of the Notes or the exercise of the Warrants and any other shares held by the Investors. The Registration Rights Agreement contains customary terms such as demand and piggyback registration rights. If the Company fails, under certain circumstances as described in the Registration Rights Agreement, to file and keep effective a registration statement with respect to the securities covered under the Registration Rights Agreement, the Company has agreed to pay liquidated damages to each Investor in an amount equal to one percent (1.0%) of the aggregate amount invested by such Investor pursuant to the Notes then owned thereby for each 30-day period or pro rata for any portion thereof during which the failure to file or keep effective continues.

The foregoing descriptions of the Notes, the Warrants and the Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the form of each such document, filed as Exhibits 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Subject to adjustment upon certain corporate events, including stock dividends, stock splits and distributions of cash or other assets to the Company’s stockholders:

•	up to 15,869,608 shares of Common Stock could be issuable by the Company in connection with the conversion of principal under the Notes, plus

•	up to 7,758,072 shares of Common Stock could be issuable by the Company in satisfaction of its interest payment obligations under the Notes; plus

•	up to 18,087,500 shares of Common Stock could be issuable by the Company in connection with the exercise of the Warrants.

Item 8.01 Other Events.

On September 8, 2016, the Company issued a press release announcing the closing of the Offering. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
4.1	Form of Convertible Promissory Note
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Registration Rights Agreement
99.1	Press Release dated September 8, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: September 8, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Convertible Promissory Note
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Registration Rights Agreement
99.1	Press Release dated September 8, 2016